UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

Payoneer Global Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A relates solely to preliminary communications made prior to furnishing security holders of Payoneer Global Inc. (the “Company”) with a definitive proxy statement related to a proposed transaction in which Panda Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Neon Maple Parent Inc., a corporation incorporated pursuant to the laws of Canada (“Nuvei”), will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Nuvei.

***

This Schedule 14A filing consists of materials for employees that were published on the Company’s intranet on July 7, 2026 relating to the transaction:

FAQs

This is an exciting time for Payoneer. With that, we understand this is a big change and there will be many questions. Your leadership team is committed to keeping you informed throughout this time and as integration planning progresses.

Below are FAQs intended to answer the most common questions we expect from employees, customers, and our partners. We will continue to update these FAQs as new information becomes available.

If you have additional questions, submit it at the bottom of the page. We’ll review, and newly added questions/answers will be added in red.

NEW:  See Chinese version here.

Tuesday, July 7, 2026

Thank you to everyone who has submitted questions through Slido, during our AMAs, and through other channels. We've received a large number of thoughtful questions, many of which cover similar topics.

We've grouped related questions together and focused on answering the topics most frequently raised and most relevant to a broad employee audience. The questions and answers highlighted in red below are new additions based on the feedback we've received. While we may not have answers to every question today, we'll continue to share information as it becomes available.

We will continue to review all submissions and use them to help shape future updates.

About the Deal

  About the acquisition and what it means

Refer to the About the Opportunity section for more information and to learn more about Nuvei.

Do you feel the purchase price adequately reflects the value of the assets and platform you’ve built? What alternatives did the Board consider? Did you run a full sales process?

●	The purchase price represents a 44% premium to our closing unaffected share price on June 8, 2026 and values the company at $2.75 billion.

●	This process began with an unsolicited inbound interest and is a testament to the strength of the platform we have built, our differentiated assets, and positioning in a large, growing opportunity.

If I own Payoneer shares, do I have to do anything to receive the cash? When will I receive the cash?

●	The transaction still needs to close and remains subject to approval by Payoneer's shareholders, required regulatory approvals, and other customary closing conditions.

●	If the transaction closes, shareholders will receive detailed instructions from your broker regarding the process, timing, and payment mechanics. No action is required at this time.

Can I continue to trade PAYO stock?

●	Payoneer remains an independent publicly traded company until closing, at which point Payoneer becomes a private company. PAYO stock will continue to trade on the Nasdaq until closing.

●	Shareholders may continue to trade PAYO stock unless you hold material non-public information (“MNPI”), in which case you should not trade in Payoneer securities or adopt a trading plan relating to Payoneer securities (10b5-1 Plan) regardless of whether a trading window is open. Payoneer directors, officers and employees and their household members are subject to the trading windows defined in Payoneer’s Insider Trading Policy.

●	As a reminder, it is a violation of the U.S. federal securities laws for any person to buy or sell securities, or to tip others to trade in securities, if the person is in possession of MNPI. Furthermore, Payoneer’s Insider Trading Policy prohibits employees (and members of their households and others, as more fully described in the policy) from engaging in transactions in Payoneer securities while aware of MNPI. For more information, please review Payoneer's Insider Trading Policy.

When will this transaction close?

●	Expected closing is mid-2027, subject to approval by Payoneer's shareholders, receipt of required regulatory approvals, and other customary closing conditions.

What are the milestones between announcement and closing? Which regulatory approvals are required? Could regulatory approvals delay closing? What happens if regulators ask for additional information or approvals? What happens if closing is delayed after signing?

●	Expected closing is mid-2027, subject to approval by Payoneer's shareholders, receipt of required regulatory approvals, and other customary closing conditions.

●	We will provide updates as we progress towards closing, including if there are any updates to the timeline.

What happens if this doesn’t close?

●	If the transaction doesn't close, Payoneer will continue operating as a public company. Our strategy and ambitions remain unchanged.

What will John’s role / the role of Corporate Forum be going forward?

●	John and the entire executive leadership team are continuing in their current roles and are focused on leading the team through close, which is expected in mid-2027.

●	They are confident in the opportunity, in building something stronger and more capable with Nuvei, and want to be part of that.

●	Our people are key to our success and are an important part of the asset Nuvei is acquiring.

  Integration details

Will anything change between now and closing? What will happen to Payoneer (as a brand, platform)? What happens to our strategy and roadmap? What will happen to teams and functions? What will happen with our existing offices / footprint? Can we act like one company before closing?

●	No immediate changes are anticipated before closing.

●	Until then, Payoneer remains an independent publicly traded company and it is business as usual - continue executing on our 2026 OKRs, your current objectives and delivering for customers.

●	Specific integration plans will be developed and will be shared as they are ready.

When will integration decisions be shared?

●	Specific integration plans will be developed and will be shared as they are ready.

●	Until closing, Payoneer remains an independent publicly traded company and it is business as usual - continue executing on our 2026 OKRs, your current objectives and delivering for customers.

How should we think about developing integrated product roadmaps where there are overlapping / complementary / differing capabilities and customers?

●	The key strategic rationale for the transaction is bringing together complementary payment capabilities from Nuvei and Payoneer.

●	Specific integration plans will be developed and will be shared as they are ready.

Is the current strategy and org structure being open for review under Advent/Nuvei?

●	Until closing, Payoneer remains an independent publicly traded company and it is business as usual - continue executing on our 2026 OKRs, your current objectives and delivering for customers.

When will we know more about what to expect from sign-to-close?

Here’s a simple look at what comes next:

●	June 2026 - the deal was announced: The agreement between Payoneer and Nuvei was made public. This is just the beginning of the process. Nothing changes for you yet.

●	Around August–September 2026 (estimate) - Shareholders Vote: Payoneer’s shareholders will vote to approve the deal. This is a required step before anything can be finalized.

●	Between the Shareholders Vote and Closing - Integration planning begins. Once shareholders approve, dedicated integration teams will begin working on planning for the future. This includes:

○	Thinking through how the two companies will work together organizationally

○	Establishing a transition timeline

○	Ongoing conversations between Payoneer and Nuvei teams as needed

○	Sharing integration plans more broadly as they become ready

●	Around Mid-2027 (estimate) - Deal Officially Closes: Once all approvals are in place - including regulatory sign-offs - the deal formally closes and Payoneer becomes part of Nuvei.

What does this mean for you in the meantime? No immediate changes are anticipated before closing. Until closing, Payoneer remains an independent publicly traded company and it is business as usual - continue executing on our 2026 OKRs, your current objectives and delivering for customers - same focus, same teams, same goals.

Please note: all dates are approximate and subject to approval by Payoneer's shareholders, receipt of required regulatory approvals, and other customary closing conditions. We’ll keep you updated as things progress.

What this means for you

  Jobs, internal mobility and employment

Will my role, team, or manager change before closing?

●	We do not currently anticipate any role, team, or management changes as a result of the proposed transaction before closing.

●	For now, nothing changes in our day-to-day role, priorities, or expectations. Payoneer remains an independent public company until closing.

●	Our focus remains the same: serve our customers, execute on our strategic plans, and deliver against our 2026 OKRs.

What happens to my job after closing?

●	Together with Nuvei, we will begin planning for how the combined company will operate following the closing, including with respect to organizational design, reporting structures, roles, and talent needs. This does not mean everything will change. Some areas may change very little, while others may be integrated with Nuvei's teams or functions over time. Maintaining strong talent and critical expertise will continue to be a priority as plans are developed.

Will my job be eliminated?

●	We do not currently anticipate any role changes as a result of the proposed transaction before closing.

●	Together with Nuvei, we will begin planning for how the combined company will operate following the closing, including with respect to organizational design, reporting structures, roles, and talent needs. This does not mean everything will change. Some areas may change very little, while others may be integrated with Nuvei's teams or functions over time. Maintaining strong talent and critical expertise will continue to be a priority as plans are developed.

Can my reporting line or scope change without my job changing?

●	We do not currently anticipate any role or scope changes as a result of the proposed transaction before closing.

●	Together with Nuvei, we will begin planning for how the combined company will operate following the closing, including with respect to organizational design, reporting structures, roles, and talent needs. This does not mean everything will change. Some areas may change very little, while others may be integrated with Nuvei's teams or functions over time. Maintaining strong talent and critical expertise will continue to be a priority as plans are developed.

●	Any such changes would be assessed thoughtfully and communicated clearly.

Could my job change locations?

●	We do not currently anticipate role location changes as a result of the transaction before closing.

●	Together with Nuvei, we will begin planning for how the combined company will operate following the closing, including with respect to organizational design, reporting structures, roles, and talent needs. This does not mean everything will change. Some areas may change very little, while others may be integrated with Nuvei's teams or functions over time.

●	Any such changes would be assessed thoughtfully and communicated clearly.

What if I’m on a visa, work permit, or in the middle of a planned relocation?

●	For employees who are on a visa or work permit, or have an approved relocation or location change in progress, those plans are expected to continue. Specific questions or concerns related to immigration status, work authorization, or timing of a move, can be directed to HRBPs or People Partners for guidance.

If my job is eliminated, what happens? Will I receive severance? What happens to my unvested RSUs and unvested stock options?

●	If a role is eliminated for business reasons (for example, due to organizational changes or redundancy), employees will be eligible for severance and related benefits, subject to applicable policies and local law.

○	For 12 months following deal close, severance will be provided under Payoneer’s severance policy, or, if greater, applicable statutory requirements.

●	We will share clear details of Payoneer’s severance policy by July 31 so employees have a clear understanding of what they would receive upon an involuntary termination of their employment for business reasons. For clarification, July 31 refers only to when we will share details of the existing severance policy - it is not tied to any planned changes.

●	For clarity:

○	Severance applies only to involuntary terminations for business reasons (job elimination).

○	Severance does not apply if you resign voluntarily or are terminated for performance or misconduct.

○	There is no change to the treatment of unvested RSUs and unvested stock options upon an involuntary termination as a result of the announced transaction - the same terms continue to apply. If your employment is involuntarily terminated, any RSUs or stock options that have not vested as of your termination date are forfeited and canceled in full, with no payment or compensation.

○	Eligible employees may have to comply with certain requirements to receive severance.

●	If an employee’s role is impacted, they will receive individual communication outlining next steps and applicable payments and benefits.

Will my years of service or seniority be recognized?

●	Yes. Your service with Payoneer before closing will continue to be recognized after the transaction for most employment-related purposes, such as benefits eligibility and vesting, and severance.

●	This means you will not start from “day one” again - your prior service will carry over under the new company’s benefit programs.

●	There are some limited exceptions (for example, certain equity or legacy plans), and service will not be counted in a way that results in double benefits.

●	If any changes affect how service is recognized for specific programs, we will communicate those clearly.

If I resign, does anything change because of the transaction?

●	No. If someone chooses to resign, their pay, bonus eligibility, and equity will be handled the same way they would be today, under the existing terms of the applicable plans, award agreements, and local policies. The transaction does not change how voluntary resignations are treated.

I've recently joined, does this change anything for me?

●	No. Your role, onboarding experience, and expectations remain the same. We recognize this may feel like an uncertain time to join, and we’ll ensure you’re supported and kept informed.

  Compensation and benefits

Will my salary, compensation, or benefits change as a result of the transaction?

●	No. For at least 12 months following close, your base salary and target bonus opportunity will remain at levels no less favorable than what you have today.

●	Your overall benefits will also remain broadly comparable to what you have today during this period.

●	Payoneer may continue to make changes in the normal course of business that are not related to the transaction.

●	If and when any changes are considered, they will be communicated clearly and in advance.

What could change over time?

●	Over time, we would expect compensation and benefits programs to be reviewed and, where appropriate, aligned with Nuvei’s compensation practices. This does not mean that all programs will change - some may change very little or not at all - while others may evolve to support consistency across the combined company.

Will my compensation be reviewed in 2027?

●	Yes. Given the expected timing of the transaction, we plan to follow our regular compensation review cycle in Q1 2027.

●	After closing, compensation processes will be determined by the combined company and may evolve over time, including potential alignment to Nuvei's practices. Regardless, the intent is to remain market competitive and continue to attract and retain talent, and any changes will be communicated clearly in advance.

Does the transaction affect commission plans or other sales incentives?

●	No changes are expected to commission plans or sales incentives before closing. It remains business as usual - continue focusing on your goals and delivering for customers.

●	For at least 12 months following closing, target cash incentive opportunities (including commission plans where applicable) will be maintained at levels no less favorable than those in place prior to closing.

●	Over time, commission and incentive plans may be reviewed as part of the integration, and any changes would be communicated clearly in advance.

Will I still receive a bonus for 2026?

●	Yes. Employees remain eligible for a bonus covering the full 2026 performance year, even if the transaction closes during 2026.

●	2026 bonuses will be determined based on our financial performance for the full year and paid on the normal annual bonus payout schedule.

Will retention bonuses be offered as part of the transaction?

●	Retention bonuses are not being offered broadly. In limited cases, they may be used to address specific business needs. Any such arrangements will be communicated directly to affected employees.

●	We remain focused on offering competitive overall compensation and benefits, and on supporting employees through this period with clarity and consistency.

What happens to my vested RSUs, vested stock options, shares I purchased through ESPP or other Payoneer shares I already own?

●	As part of the proposed transaction, all Payoneer shares will be cashed out at the transaction price shortly after closing pursuant to the terms of the merger agreement.

●	This conversion happens automatically at closing — no action is required on your part.

●	This includes:

○	Vested RSUs that have not yet been settled into shares,

○	Vested stock options that have not yet been exercised,

○	Shares purchased through the ESPP; and

○	Any Payoneer shares you already own.

●	With respect to vested but unexercised stock options, the cash proceeds that you receive with respect to each underlying share will reflect the excess of the transaction price less any applicable exercise price.

●	To the extent that the exercise price on unvested options is greater than the transaction price, no cash proceeds are remitted, and the options lapse. No action is required. If shares are held in a brokerage account (such as E*TRADE), the cash proceeds will be deposited automatically into employee accounts at closing, and the shares will be removed.

What happens to my unvested RSUs and stock options?

●	Unvested RSUs and stock options will continue to vest on their existing schedules prior to closing, in accordance with the terms of your grant.

●	At closing, unvested RSUs would be converted into a cash-based equivalent award in the combined company.

●	At closing, unvested stock options would be converted into a cash-based equivalent award in the combined company, with the cash amount in respect of each cash-based equivalent award equaling the total number of underlying stock options multiplied by the excess of the transaction price less any applicable exercise price.

●	You do not receive the unvested value at closing — the awards continue to vest according to their original terms.

●	The vesting schedule applicable to each converted award will remain the same as the existing award subject to continued employment through the applicable vesting date.

What happens to my ESPP contributions if the share purchase hasn’t happened before closing?

●	No additional offering periods will commence following the date hereof.

●	The offering period in effect as of the date hereof will continue normally and payroll deductions in respect hereof will continue in accordance with participant elections.

●	If the proposed transaction is expected to close before the scheduled ESPP purchase date, the current purchase period will be shortened and shares purchased in respect of such offering period will be exercised no later than five days prior to the closing.

●	The ESPP will terminate at the closing.

●	No action is required. Details on timing and how the refund will be processed will be shared closer to closing.

Are there tax implications I should be aware of?

●	The announcement of the proposed transaction does not, by itself, create any immediate tax implications for employees.

●	Tax treatment related to compensation, equity, or benefits depends on individual circumstances and on specific events (for example, payments, vesting, or transactions), not on the announcement alone. Employees should consult their personal tax advisors regarding their individual situation.

If I hold Payoneer shares, can I vote on the proposed acquisition? How does that work?

●	Voting eligibility is determined based on actual share ownership as of a specific cutoff date, called the "Record Date" (to be set by the company).

●	RSUs do not carry voting rights until they vest and are settled into shares.

●	If you hold fully vested shares (including shares received from vested RSUs), you may have the right to vote as a shareholder. In many cases, shares are held through a broker, and voting may be facilitated or exercised through that broker depending on the custodial structure.

●	If you are unsure whether your shares are eligible to vote, or how to participate, you should contact your broker directly for guidance on your specific account and voting process

  Hiring, talent acquisition, and onboarding

Does this transaction change our hiring plans?

●	Between now and closing, it is business as usual. Teams should continue executing on 2026 OKRs, current objectives, and delivering for customers. There are no changes to approved hiring plans before closing as a result of this transaction.

●	As is typical with transactions like this, some additional governance may apply to senior hires. Any such requirements will be communicated as part of the hiring process.

●	If you have any questions, talk to your HRBP.

Will internal and external recruiting continue?

●	Recruiting efforts should continue as planned for approved roles, with appropriate transparency and consistent messaging, with limited exceptions for hiring employees with the title of SVP or above (other than to fill a vacancy).

Will candidates who have already accepted offers still start as planned?

●	Accepted offers remain valid, and candidates scheduled to join before closing should proceed as planned and be onboarded using existing processes and timelines. Recruiters and hiring managers should proactively inform candidates that a transaction has been announced, using the approved messaging and resources, and avoid speculating about post-closing organizational changes.

Will backfills and approved roles still be opened?

●	Hiring for roles that are already approved should continue as planned before closing, subject to normal business approvals.

●	As is typical with transactions like this, some additional governance may apply to senior hires. Any such requirements will be communicated as part of the hiring process.

Are we offering candidates anything different because of the transaction?

●	No changes are being made to offers, compensation, or standard hiring practices at this time. Offers should continue to be made in line with existing policies and approval processes.

●	As is typical with transactions like this, some additional governance may apply to senior hires. Any such requirements will be communicated as part of the hiring process.

Can I share this information with candidates about the transaction, and what should I tell them?

●	Yes. Managers and recruiters should use the approved resources when discussing the transaction and avoid speculating about post-closing organizational changes.

●	You can be transparent that a proposed transaction has been announced and share high-level context on timing, including that:

●	There are no anticipated changes before closing

●	The focus remains on running and growing the business

●	We are still hiring as planned

What should recruiters say to candidates who ask about the transaction?

●	Payoneer is entering into an exciting new chapter of supporting the global ambitions of businesses worldwide.

●	We have announced that we have entered into an agreement to be acquired by Nuvei, and anticipate closing the transaction in mid-2027.

●	Between now and closing, it’s business as usual at Payoneer.

●	Post-closing, this transaction gives us more scale, more reach, and more ability to innovate in a market that continues to grow.

Will Payoneer's strategy with regard to India expansion change with this transaction?

●	Between now and closing, it is business as usual. Teams should continue executing on 2026 OKRs, current objectives, and delivering for customers. There are no changes to approved hiring plans before closing as a result of this transaction.

●	As is typical with transactions like this, some additional governance may apply to senior hires. Any such requirements will be communicated as part of the hiring process.

●	If you have any questions, talk to your HRBP.

  Career development, performance, and priorities

Do I have to do something else now?

●	No. Between now and closing, it is business as usual. Employees should continue executing on our 2026 OKRs, current objectives, and delivering for customers, unless instructed otherwise by their manager.

How does this change our OKRs, my goals, and how my performance will be evaluated?

●	No changes are anticipated to OKRs, individual goals, or performance evaluation processes before closing. Performance will continue to be assessed based on existing objectives, expectations, and delivery.

If I’m asked to support deal work, how will that affect my regular responsibilities?

●	The majority of employees should continue focusing on their regular responsibilities.

●	Only a select group of employees will be asked to support specific deal-related activities, and if you're one of them, your manager will work with you to prioritize and adjust your workload accordingly.

●	If deal support work creates conflicts or capacity concerns, please raise them with your manager so we can adjust priorities or bring in additional resources.

What should my priorities be right now / next 30 days / next 90 days? Should I still focus on my existing projects or are we shifting gears now?

●	Your priorities remain your current role responsibilities, team objectives, and customer commitments. Any changes to priorities related to integration planning will be communicated clearly if and when they apply.

●	Specific integration plans are being developed, between now and closing, and will be shared as they are ready.

●	If you have questions about specific initiatives, please discuss with your manager.

Can I still apply for internal roles or change jobs?

●	Internal job opportunities will continue to be available, subject to normal business needs and required approvals during the transaction period. Employees are encouraged to remain focused on their current roles while continuing to explore internal opportunities as appropriate.

Can I be promoted during the transaction period?

●	Promotions are generally assessed as part of the annual career and compensation planning process. How that process is applied will depend on where we are in the transaction at the time.

●	Outside of that process, promotions most commonly occur through internal job moves into higher-level roles. Those internal mobility-driven promotions can continue during the transaction period, subject to normal business needs and approval processes.

How will decisions be made for overlapping roles between the two organizations?

●	Together with Nuvei, we will begin planning for how the combined company will operate following the closing, including with respect to organizational design, reporting structures, roles, and talent needs.

●	This does not mean everything will change. Some areas may change very little, while others may be integrated with Nuvei's teams or functions over time.

●	Maintaining strong talent and critical expertise will continue to be a priority as plans are developed.

How should we approach our current OKRs, and are we accounting for current disruptions and uncertainties when considering performance?

●	Our focus remains the same: serve our customers, execute on our strategic plans, and deliver against our 2026 OKRs. We will assess performance with full awareness of the current environment we're navigating. That means evaluations will account for the context you're all operating in. We'll use judgment and fairness in how we measure progress, recognizing both what's within your control and what isn't.

  Communication and staying informed

Why did we not find out sooner? Why wasn’t I part of the “wall-crossed” group? How long have we known about this? Why didn’t you give a straight answer at Town Hall when this was brought up?

●	We understand why people may ask this. The company, as a general practice, does not comment on rumors or speculation, whether in Town Hall, employee conversations, or other communications.

●	Potential transactions are subject to strict legal and regulatory requirements that limit who can be informed before a definitive agreement is signed and publicly disclosed. Those requirements exist to protect shareholders and ensure compliance with securities laws.

●	A very limited number of individuals were “wall-crossed” because they had active roles and responsibilities in the deal process.

How will you keep us informed? Who can I ask questions to? Where can I go for resources? Who owns FAQ responses and approvals?

●	Regular updates will be provided through Town Halls, Regional Ask Me Anything sessions (AMAs), the Weekly Wrap, and on the dedicated Payoneer Connect Transaction Hub.

●	You may also submit questions via the Payoneer Connect Transaction Hub and FAQs will be updated on a periodic basis there.

●	Your manager, team leaders, and HR Business Partner are available to discuss individual concerns.

If I'm feeling uncertain, what support is available? Who can I speak to if I'm concerned or have more questions?

●	You can speak with your manager or people partner, or submit questions here.

●	Regular updates will be posted on the Payoneer Connect Transaction Hub.

●	You can also access confidential support through our Employee Assistance Program (EAP) which is available to all employees and offers independent advice and wellbeing support - Employee Assistance Program

Rules of engagement

  Information sharing

Can I reach out to employees at the acquiring company (e.g., via LinkedIn or personal network)?

●	No. Until the transaction closes, Payoneer and Nuvei must continue to act independently under applicable law. As such, other than as instructed by management, employees should not reach out to employees from Nuvei.

Are Payoneer employees able to apply for open roles at Nuvei?

●	Payoneer and Nuvei are independent companies until closing.

●	Payoneer employees are able to apply for roles at Nuvei. However, this would not be considered an internal transfer - any application would be treated as an external application under Nuvei’s standard hiring process.

●	Applications are handled confidentially and are not shared between the two companies.

●	If you were to accept a role, this would be treated as leaving Payoneer and joining Nuvei, as the companies continue to operate separately until the transaction closes.

How should we think about collaboration with Nuvei between now and closing? Should we start building relationships with Nuvei teams and working together on projects?

●	Until the deal is officially closed, Payoneer and Nuvei MUST operate as fully independent and separate companies.

●	Specific integration plans will be developed and executed ONLY after the deal closes - involvement on the integration planning efforts will involve specific teams and explicit guidelines.

●	Until that point, all other employees should treat Nuvei as any other external partner, and follow Payoneer standard guidelines on engagement with external third parties (i.e. with regards to information sharing, collaboration, etc.)

●	Payoneer employees should NOT proactively reach out to Nuvei employees on business matters

What NOT to do before the transaction closes?

●	Don't coordinate pricing, bids, marketing, or other core business activities with Nuvei

●	Don't hold joint meetings or negotiations with customers, suppliers, or third parties without Payoneer legal approval

●	Don't exchange non-public competitively sensitive information with Nuvei without Payoneer legal approval

What are guidelines around document creation (or any content put down in writing) before the transaction closes?

●	Assume regulators will review any document or email about the deal, business strategy, or customer communications

●	Avoid exaggeration or unsubstantiated claims about the deal, our business, or competitive landscape

●	Don't suggest prices will rise / decrease or that customers will be worse / better off after the transaction

●	Don't summarize legal advice or speculate on regulatory risk — consult the legal department instead

●	For sensitive topics, direct questions to the Integration Team or your department’s POC

What this means for our customers and partners

  Customer facing

What will happen with my Payoneer account? Will there be any disruptions to service and will my account terms / processes change? Will I need to sign anything? Will I have to complete new onboarding or KYC steps?

●	Your account, services, and teams are exactly as they are. Our commitment to customer service excellence remains unchanged.

●	We are committed to seamless service continuity throughout and after the transaction.

●	There is nothing you have to do at this time.

●	You will be notified in advance of any future changes.

Will I still have my CSM?

●	Between now and closing, it's business as usual – Payoneer will continue executing on our 2026 objectives and delivering for our customers.

●	As integration planning progresses, any changes to account management will be communicated with advance notice.

●	Our commitment to customer service excellence remains unchanged.

Are my funds safe?

●	Absolutely - your funds remain secure and subject to the same regulatory protections and safeguards currently in place.

Will this acquisition expand the products/features you’ll be able to offer?

●	We expect the combined entity will accelerate product innovation and expand capabilities for customers over time.

●	Specific product roadmap updates will be shared as integration planning advances.

●	Near-term product commitments remain on track.

Are any products going to be discontinued?

●	Between now and closing, it's business as usual – Payoneer will continue executing on our 2026 objectives and delivering for our customers.

●	Near-term product commitments remain on track, and there are no plans to discontinue any products.

●	Specific product roadmap updates will be shared as integration planning advances.

●	Our focus is on strengthening and expanding the value we deliver to customers, and the combined company will have broader reach, scale and expanded capabilities.

I understand that one of Nuvei’s business lines is online gambling, will my personal and business information be secure? How can you ensure that this information is effectively protected and properly segregated from other business operations?

●	Yes – your personal and business information remains protected and subject to the same regulatory protections and safeguards currently in place.

●	Access to data is governed by established security controls, regulatory requirements, and internal policies designed to ensure that information is protected and only accessible to authorized personnel.

  Ecosystem and vendor relationships

What does this mean for our relationship?

●	Between now and closing, it's business as usual - continue executing on our 2026 objectives and delivering for our customers and partners.

●	Existing partnership agreements and commitments remain in place through closing.

●	Nuvei values Payoneer's strategic relationships and views them as key assets of the combined entity.

●	We will communicate proactively about any changes that might affect our partnership.

Will you still be able to meet your previously communicated deadline for delivering product roadmap commitments?

●	We remain committed to delivering on our roadmap commitments and timelines communicated prior to this announcement.

●	If the transaction impacts any specific deliverable timelines, we will communicate proactively with advanced notice.

●	Our engineering and product teams continue executing on current priorities. Near-term product commitments remain on track.

Will there be a conflict of interest? Doesn’t Nuvei do the same thing we do?

●	Existing agreements remain in full force through closing, and there are no planned changes to scope of services, contract terms, payment schedules, or the working relationship before closing.

●	Post-closing decisions about partner or vendor relationships would be made by Nuvei as the new owner, and Payoneer should not make commitments on Nuvei’s behalf.

Can we continue signing new partnerships before close?

●	Yes, between now and closing, it's business as usual - continue executing on our 2026 objectives and delivering for our customers and partners.

Are you planning to terminate my contract or re-negotiate the terms?

●	Existing vendor contracts remain in effect through closing with no immediate planned changes.

●	Post-closing, Nuvei may evaluate all vendor relationships as part of standard integration processes.

●	Any contract discussions or changes will be handled professionally with appropriate notice per existing agreement terms.

  Media and external inquiries

Who is authorized to speak externally about the deal?

●	Employees should not discuss the merger with the media.

●	All media inquiries should be directed to Angela Sullivan (angelasul@payoneer.com).

●	All investor inquiries should be directed to Michelle Wang (michellewa@ p ayoneer.com).

●	All regulator inquiries should be directed to James Allum (jamesal@ p ayoneer.com).

●	External facing employees (incl. Sales, CSMs, CBMs, CJ) should use only the shared key messages and Q&A to answer questions they receive.

What should employees do if contacted by media, analysts, or investors?

●	Employees should not engage with the media, analysts or investors.

●	All media inquiries should be directed to Angela Sullivan (angelasul@ p ayoneer.com).

●	All analyst and investor inquiries should be directed to Michelle Wang (michellewa@payoneer.com).

Can I share or comment on news about the transaction on social media?

●	Employees can help amplify the announcement by sharing one of the approved social media posts provided by Payoneer.

●	Because this is a regulated transaction, it's important that we all communicate consistently. Please use the approved language as provided and avoid creating your own posts, modifying the suggested copy, adding commentary or analysis, or engaging in discussions about the transaction on social media.

●	For approved social media posts, links, and additional guidance, please refer to the Social Media Guidelines section.

How should local leaders handle local media? Who approves country-specific messaging?

●	To ensure we’re telling one clear, consistent story globally, all external messaging across media and social should be aligned centrally. We are not developing country-specific messaging at this time.

●	Please contact Angela Sullivan (angelasul@payoneer.com) if you receive media inquiries. The comms team will manage responses and work closely with local teams to ensure relevance and accuracy.

●	All regulator inquiries should be directed to James Allum (jamesal@ p ayoneer.com).

  Regulatory

Do any licenses require change-of-control approval or notice?

●	Yes, many of our financial services licenses require us to provide notice to our regulators or obtain their prior approval for a change of control. This process is underway.

Will this affect how we work with regulators before close?

●	No, a change in control is an ordinary part of the regulatory framework and will not affect how we work with our regulators.

Will AML / KYC / compliance processes change before close?

●	No, our AML/KYC and other compliance requirements continue to apply and are not impacted by a change in control.

Are there country-specific regulatory approvals required?

●	Yes, a number of our financial services licenses require regulatory approval in advance of a change in control. This process is underway and can take some time. Approvals are required in various jurisdictions.

How should we think about license renewals in in sign-to-close interim period?

●	Payoneer will continue with any license renewals in accordance with its ordinary operations and/or as guided by the applicable regulator. There are no changes expected to the Payoneer services or impact on customers.

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We are actively reviewing all questions you've submitted. Many of you are asking similar questions, so we're grouping them by topic and using them to inform updates to the FAQs and future communications. We'll update these FAQs every Tuesday based on the questions we're receiving, so please check back for the latest information.

Last updated 7/7/26

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Forward-Looking Statements

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Except for historical information contained in this communication, the matters discussed herein contain forward-looking statements that involve risks and uncertainties. Such statements are provided under the “safe harbor” protection of the Act. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “positioning,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, statements about transition and the impact of recent changes to our executive management team; statements regarding the expectations of demand for our products and cash flow generation; statements about improvements to and expansion of our products and platform, and launching new products; statements about future operating results, including revenue, volume, growth opportunities, variability of expenses, ability to realize efficiencies, future spending and incremental investments, business trends, our ability to deliver profits, and growth and value for shareholders; and assumptions regarding foreign exchange rates.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the transactions (the “Transaction”) contemplated by the Agreement and Plan of Merger, dated as of June 12, 2026, by and among Payoneer Global Inc. (the “Company”), Neon Maple Parent Inc. (“Nuvei”) and Panda Acquisition Sub Inc. (the “Merger Agreement”), including the expected time period to consummate the Transaction. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of the Company, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that the Company’s stockholders may not approve the Transaction; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company’s common stock; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, stockholder, partner, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the Transaction that could be instituted against the Company or its directors and/or officers; the risk associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; the risk of various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, cybersecurity attacks, wars, security threats and governmental response to them, and technological changes; the risks of labor disputes, changes in labor costs and labor difficulties; and the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of the Company’s control. All such factors are difficult to predict and are beyond our control, including those detailed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1845815/000110465926020487/payo-20251231x10k.htm), quarterly reports on Form 10-Q and other documents subsequently filed by the Company with the Securities Exchange Commission (“SEC”) and that are available at https://www.sec.gov/edgar/search/#/ciks=0001845815&entityName=Payoneer%2520Global%2520Inc.%2520(PAYO)%2520(CIK%25200001845815). The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Other unpredictable or factors not discussed in this communication could also have material adverse effects on forward-looking statements. The Company does not assume an obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the Transaction, the Company will file with the SEC a proxy statement on Schedule 14A. The definitive proxy statement will be sent to the stockholders of the Company seeking their approval of the Transaction and other related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT ON SCHEDULE 14A WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents, including the proxy statement, and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov/edgar/browse/?CIK=1845815&owner=exclude. Copies of documents filed with the SEC by the Company will be made available free of charge by accessing the Company’s website at https://investor.payoneer.com/financials/sec-filings.

Participants in the Solicitation

The Company, Nuvei and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of stockholders of the Company in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement related to the Transaction, which will be filed with the SEC. Information about the directors and executive officers of the Company and their ownership of the Company common stock is also set forth in the Company’s definitive proxy statement in connection with its 2026 Annual Meeting of Stockholders, as filed with the SEC on April 27, 2026 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001845815/000110465926049462/tm261500-1_def14a.htm) and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001845815/000110465926020487/payo-20251231x10k.htm). Information about the directors and executive officers of the Company, their ownership of the Company common stock, and the Company’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 26, 2026 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001845815/000110465926020487/payo-20251231x10k.htm), and in the sections entitled “Information Regarding the Board of Directors and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management,” “Certain Relationships and Related Party Transactions,” and “Independence of the Board of Directors” included in the Company’s definitive proxy statement in connection with its 2026 Annual Meeting of Stockholders, as filed with the SEC on April 27, 2026 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001845815/000110465926049462/tm261500-1_def14a.htm). Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the SEC’s website at www.sec.gov.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.